Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

JoinUsOnline.com, Inc.

      We have issued our Report dated February 5, 2000 (except for Notes A and M, as to which the dates are April 3 and August 17, 2000, respectively) accompanying the financial statements of JoinUsOnline.com, Inc. contained in the Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form SB-2 and prospectus, and to the use of our name as it appears under the caption "Experts."

                                           Grant Thornton LLP

Miami, Florida
August 22, 2000